UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐   Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

Basic Energy Services, Inc.

(Name of the Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
☑ No fee required. ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐ Fee paid previously with preliminary materials:
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Basic Energy Services, Inc.
Supplemental Proxy Statement Information

May 11, 2018

YOUR VOTE IS IMPORTANT. Please vote by using the telephone or Internet voting options described in your PROXY CARD or, if the Proxy Statement and a proxy card were mailed to you, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE.

The following supplemental information is being provided by Basic Energy Services, Inc., a Delaware corporation (the “Company”), in connection with the Company’s proxy statement (the “Proxy Statement”) furnished in connection with its 2018 Annual Meeting of Stockholders. The following information is provided to our stockholders in support of the elections of Timothy H. Day and John Jackson to the Company’s board of directors.
In its May 8, 2018 report, Institutional Shareholder Services, Inc. (“ISS”) states that “The board failed to remove, or subject to a sunset requirement, the supermajority vote requirement to enact certain changes to the bylaws and the classified board, each of which adversely impacts shareholder rights.” On the basis of this, ISS issued a withhold recommendation against both Mr. Day and Mr. Jackson in the election of directors. ISS issued a similar withholding recommendation against T.M. “Roe” Patterson, the Company’s President and Chief Executive Officer, in his election as a director at the 2017 Annual Meeting of Stockholders.
The Company’s Second Amended and Restated Bylaws (the “Bylaws”) cited by ISS were in fact approved by the Company’s former noteholders, representing substantially all of its initial stockholders following the Company’s Chapter 11 proceeding, in connection with their approval of the First Amended Joint Prepackaged Chapter 11 Plan of Basic Energy Services, Inc. and its Affiliated Debtors, dated December 7, 2016 (the “Prepackaged Plan”). The court-approved Prepackaged Plan expressly required the Company to continue after the effective date of the Prepackaged Plan pursuant to the Company’s Second Amended and Restated Certificate of Incorporation and Bylaws, which contained the provisions noted by ISS. The Company and its directors view the Bylaws enacted through the Prepackaged Plan as effectively approved by the Company’s stockholders, and thus, believe the stockholders desire to have the Company’s board classified and any amendments to the Bylaws approved by a supermajority of the stockholders.
A copy of the Prepackaged Plan is filed as Exhibit 2.1 of the Company’s Form 8-K filed on December 12, 2016.
The Company believes that the withhold recommendation by ISS is inappropriate given that the Company’s stockholders effectively approved the terms of the Bylaws in December 2016.
Favorable voting recommendation was received on this matter from Glass Lewis, which recommended in its report voting FOR Messrs. Day and Jackson.
Based on the foregoing, the Company’s board of directors continues to recommend a vote FOR Messrs. Day and Jackson in the election of directors.